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                                                                  Exhibit 99(J)

                           CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 15, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of the FAM Value Fund and the FAM Equity-Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Services Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 25, 2003